                                                                    Exhibit 2(b)




                         AGREEMENT AND PLAN OF MERGER

                           Dated as of July 13, 1999

                                     among

                                C-COR.net Corp.

                          C-COR.net Acquisition Corp.

                                      and

                      Silicon Valley Communications, Inc.

                               TABLE OF CONTENTS

ARTICLE I    THE MERGER
     SECTION 1.1    The Merger....................................................................  1
     SECTION 1.2    Effective Time of the Merger..................................................  1

ARTICLE II   THE SURVIVING CORPORATION
     SECTION 2.1    Articles of Incorporation.....................................................  2
     SECTION 2.2    Bylaws........................................................................  2
     SECTION 2.3    Officers......................................................................  2

ARTICLE III  CONVERSION OF SHARES
     SECTION 3.1    Consideration.................................................................  2
     SECTION 3.2    Conversion of Company Securities in the Merger................................  3
     SECTION 3.3    Escrow Agreement..............................................................  4
     SECTION 3.4    Exchange of Certificates......................................................  5
     SECTION 3.5    Dissenting Shareholders.......................................................  7
     SECTION 3.6    Closing.......................................................................  7
     SECTION 3.7    Closing of the Company's Transfer Books.......................................  8

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY
     SECTION 4.1    Organization and Qualification................................................  8
     SECTION 4.2    Capitalization................................................................  9
     SECTION 4.3    Authority; Non-Contravention; Approvals....................................... 10
     SECTION 4.4    Reports and Financial Statements.............................................. 11
     SECTION 4.5    Investment.................................................................... 11
     SECTION 4.6    Events Subsequent to Last Form 10-Q........................................... 12
     SECTION 4.7    Pooling and Tax Deferred Reorganization Matters............................... 12
     SECTION 4.8    Disclosure.................................................................... 12
     SECTION 4.9    Brokers....................................................................... 13

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     SECTION 5.1    Organization and Qualification................................................ 13
     SECTION 5.2    Capitalization................................................................ 14
     SECTION 5.3    Employees..................................................................... 14
     SECTION 5.4    Subsidiaries.................................................................. 14
     SECTION 5.5    Authority; Non-Contravention; Approvals....................................... 15
     SECTION 5.6    Financial Statements.......................................................... 16
     SECTION 5.7    Events Subsequent to Year End Financial Statements............................ 16
     SECTION 5.8    Books of Account.............................................................. 18
     SECTION 5.9    Absence of Undisclosed Liabilities............................................ 18
     SECTION 5.10   Proxy Statement............................................................... 19
     SECTION 5.11   Litigation.................................................................... 19
     SECTION 5.12   No Violation of Law........................................................... 19
     SECTION 5.13   Compliance with Agreements.................................................... 20

     SECTION 5.14   Taxes........................................................................  20
     SECTION 5.15   Employee Benefit Plans; ERISA................................................  21
     SECTION 5.16   Labor Matters; Labor Controversies...........................................  22
     SECTION 5.17   Environmental Matters........................................................  23
     SECTION 5.18   Title to Assets..............................................................  25
     SECTION 5.19   Company Shareholders' Approval...............................................  25
     SECTION 5.20   No Excess Parachute Payments.................................................  25
     SECTION 5.21   Trademarks and Intellectual Property.........................................  26
     SECTION 5.22   Contracts, Obligations and Commitments.......................................  28
     SECTION 5.23   Year 2000 Compliance.........................................................  29
     SECTION 5.24   Pooling and Tax Deferred Reorganization Matters..............................  30
     SECTION 5.25   Transactions with Related Parties............................................  31
     SECTION 5.26   Insurance....................................................................  31
     SECTION 5.27   Guaranties...................................................................  32
     SECTION 5.28   Bank Accounts................................................................  32
     SECTION 5.29   Business Relations...........................................................  32
     SECTION 5.30   Potential Conflicts of Interest..............................................  32
     SECTION 5.31   Inventory....................................................................  33
     SECTION 5.32   Suppliers and Customers......................................................  33
     SECTION 5.33   Indebtedness.................................................................  33
     SECTION 5.34   Minute Books.................................................................  34
     SECTION 5.35   Assets and Properties Complete...............................................  34
     SECTION 5.36   Powers of Attorney...........................................................  34
     SECTION 5.37   Investors....................................................................  34
     SECTION 5.38   Brokers......................................................................  34
     SECTION 5.39   Disclosure...................................................................  34
     SECTION 5.40   Affiliates...................................................................  35

ARTICLE VI   CONDUCT OF BUSINESS PENDING THE MERGER
     SECTION 6.1    Conduct of Business by the Company Pending the Merger........................  35
     SECTION 6.2    Conduct of Business by Parent and Subsidiary Pending
                    the Merger...................................................................  36
     SECTION 6.3    Control of the Company's Operations..........................................  37
     SECTION 6.4    Control of Parent's or Subsidiary's Operations...............................  37
     SECTION 6.5    Negotiations With Others.....................................................  37

ARTICLE VII  ADDITIONAL AGREEMENTS
     SECTION 7.1    Access to Information........................................................  39
     SECTION 7.2    Shareholders' Approvals......................................................  39
     SECTION 7.3    ASR 135 Agreement............................................................  40
     SECTION 7.4    Expenses and Fees............................................................  40
     SECTION 7.5    Agreement to Cooperate.......................................................  40
     SECTION 7.6    Public Statements............................................................  40
     SECTION 7.7    Notification of Certain Matters..............................................  41
     SECTION 7.8    Directors' and Officers' Indemnification.....................................  41

     SECTION 7.9    Mandatory Registration........................................................ 41
     SECTION 7.10   Parent Common Stock........................................................... 42
     SECTION 7.11   Acquisition of Common Stock................................................... 43
     SECTION 7.12   Exhibits and Schedules........................................................ 43
     SECTION 7.13   Transition.................................................................... 43
     SECTION 7.14   Company Warrants.............................................................. 43
     SECTION 7.15   Company Options............................................................... 44
     SECTION 7.16   Confidentiality and Noncompetition Agreements................................. 44
     SECTION 7.17   Compliance with Securities Law................................................ 44

ARTICLE VIII CONDITIONS
     SECTION 8.1    Conditions to Each Party's Obligation to Effect the Merger.................... 44
     SECTION 8.2    Conditions to Obligation of the Company to Effect the Merger.................. 45
     SECTION 8.3    Conditions to Obligations of Parent and Subsidiary to Effect
                    the Merger.................................................................... 46

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER
     SECTION 9.1    Termination................................................................... 48
     SECTION 9.2    Effect of Termination......................................................... 49
     SECTION 9.3    Waiver........................................................................ 49

ARTICLE X    REMEDIES FOR BREACHES
     SECTION 10.1   Survival of Representations and Warranties.................................... 49

ARTICLE XI   GENERAL PROVISIONS
     SECTION 11.1   Notices....................................................................... 49
     SECTION 11.2   Interpretation................................................................ 50
     SECTION 11.3   Entire Agreement; Miscellaneous............................................... 51
     SECTION 11.4   Governing Law................................................................. 51
     SECTION 11.5   Counterparts.................................................................. 51
     SECTION 11.6   Parties In Interest........................................................... 51
     SECTION 11.7   Exhibits and Schedules........................................................ 51
     SECTION 11.8   Amendment of Agreement........................................................ 51
     SECTION 11.9   Severability.................................................................. 51
     SECTION 11.10  Assignment.................................................................... 52
     SECTION 11.11  Gender and Number............................................................. 52
     SECTION 11.12  No Third-Party Beneficiaries.................................................. 52

                                    -iii--

SCHEDULES
Schedule 2.3           Officers and Directors of Surviving Corporation
Schedule 3.1(b)        Capital Leases
Schedule 5.2(b)        Unexpired Warrants
Schedule 4.2(d)        Litigation
Schedule 4.2(c)        Rights
Schedule 4.3(b)        Authority; Non-Contravention; Approvals
Schedule 4.6           Subsequent Events
Schedule 5.1(a)        Organization and Qualification
Schedule 5.2(a)        Capital Stock of Company
Schedule 5.2(b)        Rights
Schedule 5.3           Employees
Schedule 5.4           Subsidiaries
Schedule 5.5(b)        Authority; Non-Contravention; Approvals
Schedule 5.7           Subsequent Events
Schedule 5.8           Books of Account
Schedule 5.9           Absence of Undisclosed by Liabilities
Schedule 5.11          Litigation
Schedule 5.12          No Violation of Law
Schedule 5.15          Employee Benefit Plans
Schedule 5.16(a)       Employment Agreements
Schedule 5.16(b)       Labor Controversies
Schedule 5.16(e)       Arrears of Wages
Schedule 5.18          Title to Assets
Schedule 5.20          Severance Payments
Schedule 5.21(b)       Intellectual Property Rights Infringements
Schedule 5.21(c)       Company Intellectual Property Rights
Schedule 5.21(d)       Company Intellectual Property
Schedule 5.22(a)(i)    Contracts
Schedule 5.22(a)(ii)   Status of Contracts
Schedule 5.22(b)       Year 2000 Notices
Schedule 5.23          Year 2000
Schedule 5.25          Transactions with Related Parties
Schedule 5.26          Insurance
Schedule 5.28          Bank Accounts
Schedule 5.30          Conflicts of Interest
Schedule 5.32          Suppliers and Customers
Schedule 5.33          Indebtedness
Schedule 5.37(b)       Investors
Schedule 7.3           Affiliates
Schedule 8.3(g)        Resignations

EXHIBITS

Exhibit 1.2       Articles of Merger
Exhibit 3.2(a)    Conversion Example
Exhibit 3.3       Escrow Agreement
Exhibit 7.3       ASR 135 Agreement
Exhibit 7.16      Confidentiality and Noncompetition Agreements
Exhibit 8.2(b) Matters to be Addressed in Opinion of Ballard Spahr Andrews & Ingersoll, LLP
Exhibit 8.2(e)    Tax Certificate of Parent and Subsidiary
Exhibit 8.3(b)    Matters to be Addressed in Opinion of Fenwick & West LLP
Exhibit 8.3(i)    Investor Questionnaire and Representation Agreement
Exhibit 8.3(m)    Tax Certificate of Company

                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of July 13, 1999 (the "Agreement"), among C-COR.net Corp., a Pennsylvania corporation ("Parent"), C-
 ---------                                                        ------
COR.net Acquisition Corp. a California corporation and a wholly owned subsidiary of Parent ("Subsidiary") and Silicon Valley Communications, Inc., a California
            ----------
corporation (the "Company").
                  -------

                             W I T N E S S E T H:

          WHEREAS the Boards of Directors of Parent, Subsidiary and the Company have determined that the merger of the Subsidiary with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business
 ------
strategy of Parent and the Company and is fair to, and in the best interests of, Parent and the Company and their respective shareholders; and

          WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax deferred reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as
                                                    ----
a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB
                                                                          ---
16"); and
--

          WHEREAS, in contemplation of the Merger, Parent has made loans to the Company and has entered into a loan agreement with the Company to make additional loans.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  THE MERGER

          SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the California General Corporation Law (the "CGCL"), Subsidiary
                                                              ----
shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."
 ---------------------

          SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in Articles of
                             --------------
Merger, substantially in the form attached hereto as Exhibit 1.2 or such form as
                                                     -----------
is acceptable to the parties, to be filed with the Secretary of State of the State of California in accordance with the CGCL (the "Merger Filing"). The
                                                          -------------
Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

          SECTION 2.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as the Articles of Incorporation of the Subsidiary read immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

          SECTION 2.2 Bylaws. The bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as the bylaws of the Subsidiary read immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

          SECTION 2.3 Officers. The officers and directors of the Surviving Corporation shall be as designated in Schedule 2.3, and such officers and
                                      ------------
directors shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             CONVERSION OF SHARES


          SECTION 3.1  Consideration.

          (a) Subject to the provisions of the Escrow Agreement to be dated as of the Closing Date provided for in Section 3.3 (the "Escrow Agreement") among
                                                      ----------------
Parent, the Company, the Representative and First Union National Bank, as escrow agent (the "Escrow Agent"), the aggregate consideration to be paid by Parent in
            ------------
the merger has been calculated on the basis of the issuance by Parent of the lesser of (a) 1,800,000 shares of its common stock, par value $0.10 per share (the "Parent Common Stock") and (b) the number of shares of Parent Common Stock
      -------------------
having a value of $45 million (based on the average closing price of the Parent Common Stock for the 20 trading days prior to the date hereof), but in no event less than 1,200,000 shares, in exchange for all of the Company Common Stock currently outstanding plus the Company Common Stock issuable upon conversion of the Company Preferred Stock currently outstanding and the Company Common Stock issuable upon exercise of all options currently outstanding which vest on or prior to June 30, 2001, all on the assumption that the Debt (as hereinafter defined) of the Company does not exceed $7 million at the Effective Date.

          (b) For purposes of this Agreement, the term "Debt" shall include any
                                                        ----
debt for borrowed money, all remaining payments due under capital leases (except for the capital leases listed on

Schedule 3.1(b) attached hereto, conditional sales or title retention agreements
---------------
or any accounts payable in the ordinary course of business that are beyond contractual terms or any employment compensation owing which is past due.

          SECTION 3.2 Conversion of Company Securities in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of common stock, no par value, of the Company (the "Company Common Stock"), upon the terms and subject to the conditions of this
 --------------------
Agreement, and in accordance with applicable provisions of the laws of the Commonwealth of Pennsylvania and State of California:

          (a) Conversion of Shares. Each share of Company Common Stock, other than shares, if any, for which dissenters' rights have been or will be perfected in compliance with applicable law, shall be converted into shares of fully paid and nonassessable Parent Common Stock at a conversion ratio of 0.098931 shares of Parent Common Stock for each share of Company Common Stock, provided that if the Debt of the Company exceeds $7 million on the Effective Date, the Conversion Ratio shall be adjusted by multiplying it by a fraction equal to 1 minus a fraction equal to the difference between the Debt of the Company at the Effective Time and $7 million divided by $45 million. For clarification, an example of the adjustment of the conversion ratio is included as Exhibit 3.2(a)
                                                                 --------------
hereto. The conversion ratio calculated pursuant to this section is hereinafter referred to as the "Conversion Ratio". Of the total shares of Parent Common
                    ----------------
Stock issuable upon conversion of the Company Common Stock, 181,744 shares of Parent Common Stock (the Escrow Securities (as defined below)) shall be issued to the Escrow Agent and be subject to the terms of the Escrow Agreement and the remainder shall be issuable to the holders of the Company Common Stock.

          (b)  Conversion of Company Warrants. Each unexpired warrant listed on
Schedule 5.2(b) (collectively, the "Company Warrants") to purchase Series B
---------------                     ----------------
Preferred Stock shall be converted into a warrant (the "Parent Warrants") to
                                                        ---------------
purchase the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock that would have been issuable upon exercise of such Company Warrants and the immediate conversion of the Series B Preferred Stock received thereupon by the Conversion Ratio, and the exercise price per share of Parent Common Stock for each such Warrant will equal the exercise price of the Company Warrant immediately prior to the Effective Time divided by the Conversion Ratio. If the foregoing calculation results in an assumed Company Warrant being exercisable for a fraction of a share, then the number of shares of Parent Common Stock subject to such warrant will be rounded down to the nearest whole number with no cash being payable for such fractional share. Other than as provided herein, the term, exercisability and all other terms of the Company Warrants shall otherwise be unchanged.

          (c) Conversion of Company Options. Each outstanding option (collectively, the "Company Options") to purchase Company Common Stock granted
                    ---------------
under Company's 1995 Stock Option Plan, as amended (the "Company Stock Option
                                                         --------------------
Plan"), and listed on Schedule 5.2(b) shall be converted into an option to
----                  ---------------
purchase the number of shares of Parent Common Stock, determined by multiplying the number of shares of Company Common Stock subject to such Company Option at the Effective Time by the Conversion Ratio, and the exercise price per share for each such Option will equal the exercise price of the Company Option immediately prior to the Effective Time divided by the Conversion Ratio. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Parent Common Stock issuable upon exercise of such option will be rounded down to the nearest whole number with no cash being payable for such fractional share. Other than as provided herein, the term, exercisability, vesting schedule and all other terms of the Company Options shall otherwise be unchanged. Continuous employment with Company will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time. Any option designated as an "incentive stock option" under
Section 422 of the Code ("ISO") shall retain such designation, and the parties
                          ---
intend that, subject at all times to the actions of holders thereof, all options bearing such designation shall continue to qualify as ISOs under the Code notwithstanding any other provision of this Agreement. Parent will cause the Parent Common Stock issuable upon exercise of the assumed Company Options to be registered on Form S-8 of the Securities and Exchange Commission ("SEC") within
                                                                   ---
30 days (or such later date if required to comply with the federal securities laws relating to the disclosure of financial statements) after the Effective Time, will use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof. Parent will administer the Company Plan assumed pursuant to this Section 3.2 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934 ("Exchange Act").
  ------------

          (d) Adjustments for Capital Changes. If prior to the Merger, Parent or the Company recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of Parent Common Stock into which the Company Common Stock are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Company Common Stock and the holders of Parent Common Stock.

          (e) No share of Company Common Stock shall be deemed to have any rights other than those set forth in this Section 3.2 after the Effective Time.

           SECTION 3.3 Escrow Agreement.

          (a) At the Closing of the Merger, Parent, the Company, the Representative (as defined below) and the Escrow Agent will execute and deliver the Escrow Agreement in substantially the form of Exhibit 3.3, and Parent will
                                                  -----------
issue and deliver to the Escrow Agent the number of shares of Parent Common Stock equal to the sum of (i) the total number of shares issuable to the holders of the Company Common Stock (the "Company Shareholders") multiplied by the 10%
                                  --------------------
and (ii) 217,000 multiplied by the Conversion Ratio (such sum of (i) and (ii) shall be rounded down to the nearest whole number of shares to be issued to each such holder). The Parent Common Stock issuable to the Escrow Agent upon the Closing of the

Merger shall be referred to as the "Escrow Securities". The Escrow Securities
                                    -----------------
will be represented by certificates issued in the name of the Escrow Agent.

          (b) In the event that the Merger is approved by the Company Shareholders as provided herein, the Company Shareholders shall, without any further act, be deemed to have consented to and approved (i) the deposit of the Escrow Securities with the Escrow Agent in accordance with the terms of the Escrow Agreement, (ii) the appointment of Mary Fong as representative of the Company Shareholders (the "Representative") under the Escrow Agreement and as
                           --------------
the attorney-in-fact and agent for and on behalf of each Company Shareholder (other that Dissenting Shareholders (defined below)), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to Parent of Escrow Securities in satisfaction of claims by Parent; demand arbitration, agree to, negotiate and enter into settlements and compromises and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to the Escrow Agreement; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and
(iii) to all of the other terms, conditions and limitations in the Escrow Agreement.

          SECTION 3.4 Exchange of Certificates.

          (a) From and after the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor (subject to the provisions of the Escrow Agreement), upon surrender thereof to American Stock Transfer & Trust Company or such other agent designated by Parent (the "Exchange Agent"), a
                                                       --------------
certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2.

          (b) Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any Parent Common Stock represented by such certificates, and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any Parent Common Stock dividends (including the Escrow Securities (as defined in Section 3.3)). Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable since Closing, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

          (c) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest rate shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. The aggregate number of shares being issued to each holder of Company Common Stock shall be rounded down to the nearest whole number.

          (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to Parent or its transfer agent any applicable transfer or other taxes required by reason of such issuance; provided that, any such transfer shall require the prior written consent of Parent.

          (e) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above.

          (f) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify
      --------------------
that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.2, less the number of shares of Parent Common Stock of such holder deposited with the Escrow Agent, and the Company Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Promptly following the date which is nine months after the Effective Time, the Exchange Agent shall deliver to Parent all certificates (including certificates representing shares of any Parent Common Stock), property and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock to which such person is entitled, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          (h) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Section 3.4. When authorizing such payment in exchange therefor, the Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give Parent such indemnity as it may reasonably direct as protection against any claim that may be made against Parent or the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

          SECTION 3.5 Dissenting Shareholders. Shares of Company Common Stock held by Company Shareholders who have, prior to the taking of the vote of the Company Shareholders on the Merger, filed with the Company written demand for the appraisal of their shares of Company Common Stock in accordance with the applicable provisions of the CGCL, (the "Dissenting Shareholders") shall not be
                                         -----------------------
deemed to be converted into Parent Common Stock at the Conversion Ratio (such nonconverting shares, the "Dissenting Shares") unless, and until such time as,
                           -----------------
such shareholders shall have withdrawn, failed to perfect, or shall have effectively lost, their right to appraisal of or payment for their shares of Company Common Stock under the CGCL, at which time such shares shall be converted into the right to receive Parent Common Stock as provided in Section
3.2. The Company shall give Parent prompt notice of any demand received by the Company for payment for shares of Company Common Stock from Dissenting Shareholders, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that it will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demand for payment. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the CGCL, to the payment of the value of his, her or its Dissenting Shares shall receive payment therefor from Parent or Subsidiary (but only after the value thereof shall have been agreed upon or finally determined pursuant to the terms of this Agreement and as provided in the CGCL). In the event that any Dissenting Shareholder shall have withdrawn, failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his, her or its Dissenting Shares, Parent shall issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its certificate or certificates representing shares of Company Common Stock, the shares of Parent Common Stock of which such Dissenting Shareholder may then be entitled under and pursuant to this Agreement minus the Escrow Securities attributable to such Dissenting Shareholder, which shall be held by the Escrow Agent pursuant to the Escrow Agreement.

          SECTION 3.6  Closing.  The closing (the "Closing") of the transactions
                                                   -------
contemplated by this Agreement shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51/st/ Floor, Philadelphia, Pennsylvania 19103 on the date and time specified by Parent and the Company that the parties intend to be on or before the fifth business day after the satisfaction or waiver of the last of the conditions set forth in Article VIII and in no event later than November 30, 1999. The parties may agree in writing to postpone the Closing Date and/or the Effective Time one time for a period of up to 30 days (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").
                  ------------

          SECTION 3.7 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Common Stock immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to
Section 3.2 and the Escrow Securities (if any) pursuant to Section 3.3 and the terms of the Escrow Agreement. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for Parent Common Stock in accordance with this Article III.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND SUBSIDIARY

          Parent and Subsidiary each represent and warrant to the Company as of the date hereof as follows:

          SECTION 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing or the local equivalent thereof under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and be in good standing will not, when taken together with all other such failures of qualification have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse
                                                  -----------------------
Effect").  For purposes of this Agreement, "Parent Material Adverse Effect"
------                                      ------------------------------
shall not include (a) a change in the market price or trading volume of the Parent Common Stock or (b) a failure by Parent to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement. True, accurate and complete copies of each of Parent's and Subsidiary's Articles of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have been delivered to the Company.

           SECTION 4.2 Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 24,000,000 shares of Parent Common Stock, of which 10,629,919 shares were outstanding (which includes 1,433,323 shares of Parent Common Stock which became issuable on July 9, 1999 in connection with Parent's acquisition of Convergence.com Corporation) and (ii) 2,000,000 shares of preferred stock, no par value, none of which is outstanding. As of the date of this Agreement, there are issued and outstanding options to acquire 2,066,623 shares of Parent Common Stock. The options to acquire 2,066,623 shares of Parent Common Stock described in the previous sentence include options granted by Parent as of June 23, 1999 to acquire up to 577,000 shares of Parent Common Stock, which is currently under review by Parent's management, and options to acquire up to 125,000 shares of Parent Common Stock which may be awarded to recently hired employees of Parent and its subsidiaries. As of the date of this Agreement, there are outstanding warrants to acquire 366,930 shares of Parent Common Stock. Also as of the date of this Agreement, Parent is obligated to issue up to 11,000 shares of Parent Common Stock upon achievement of certain performance objectives and 2,000 shares of Parent Common Stock in connection with restricted stock grants under the C-COR Electronics, Inc. Incentive Plan. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b) The authorized capital stock of Subsidiary consists of 100 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

          (c) Except pursuant to a shareholder rights plan, pursuant to Parent's existing stock option plans, as set forth in Schedule 4.2(c) or as disclosed in
                                             ---------------
Parent SEC Reports (as defined in Section 4.4), as of the date hereof there are
(i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion of exchange under any outstanding security, instrument or other agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which Parent and any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent or any subsidiary and there are no such trusts, proxies, agreements or understandings by, between or among any of Parent's shareholders with respect to Parent Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation stock purchase rights or similar rights to acquire Parent Common Stock with respect to Parent.

          (d) The shares of Parent Common Stock to be issued pursuant to this Agreement have been duly authorized and when issued and delivered in accordance with the terms and conditions of this Agreement will be validly issued, fully paid and nonassessable and free of any pre-emptive rights.

           SECTION 4.3 Authority; Non-Contravention; Approvals.

          (a) Parent and Subsidiary each have all necessary corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and the sole shareholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Subsidiary under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Parent or Subsidiary, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or Subsidiary or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Subsidiary is now a party or by which Parent or Subsidiary or any of their respective properties or assets may be bound. Except as set forth in Schedule 4.3(b), the consummation by Parent and Subsidiary of
                ---------------
the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

          (c) Except for the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger (the filing referred to above as the "Parent Required Statutory Approvals"), no declaration,
                          -----------------------------------
filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect or affect Subsidiary's ability to consummate the Merger.

          (d) Except as disclosed in the Parent SEC Reports and on Schedule
                                                                   --------
4.3(d), (i) there are no claims, suits, actions, or proceedings pending or, to
------
the knowledge of Parent, threatened, against, relating to or affecting the Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Parent Material Adverse Effect, and (ii) neither the Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement or would have any Parental Material Adverse Effect.

          SECTION 4.4 Reports and Financial Statements. Since June 26, 1998, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the respective rules and regulations
 ---------------
thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered to the Company copies of its (a) Annual Report on Form 10-K for the fiscal year ended June 26, 1998, as filed with the SEC, (b) proxy and information statements relating to
(i) all meetings of its shareholders (whether annual or special), and (ii) actions by written consent in lieu of a shareholders' meeting from June 26, 1998 until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since June 26, 1998 (other than Registration Statements filed on Form S-8) (clauses (a), (b) and (c) are herein collectively referred to as the "Parent SEC Reports"). As of their
                                            ------------------
respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have
                                             ---------------------------
been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and the absence of footnotes.

          SECTION 4.5 Investment. Parent is not acquiring the Company Common Stock with the view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          SECTION 4.6 Events Subsequent to Last Form 10-Q. Except as set forth on Schedule 4.6 and in the Parent SEC Reports, since the date of the last report
   ------------
filed by Parent on Form 10-Q there has not been any change which would have a Parent Material Adverse Effect.

           SECTION 4.7 Pooling and Tax Deferred Reorganization Matters.

          (a) To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any, or will take any, action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling-of-interests or to treat the Merger as a tax deferred reorganization pursuant to Section 368(a)(2)(E) of the Code.

          (b) There is no plan or intention by Parent or a person related to Parent (within the meaning of Treas. Reg. (S) 1.368-1(e)(3)) to redeem (or to acquire by means of purchase, exchange, or other transaction) any shares of Parent Common Stock issued in the Merger.

          (c) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of Subsidiary's net assets and at least 70 percent of the fair market value of the gross assets held by Subsidiary as of the Effective Time. For purposes of this representation, amounts paid by Subsidiary to shareholders (if any) who receive cash or other property, amounts used by Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Subsidiary after the commencement of negotiations by the parties to this Agreement will be included and treated as assets held by Subsidiary as of the Effective Time.

          (d) As of the Effective Time, Subsidiary will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Subsidiary that, if exercised or converted, would affect Parent's retention of "control" of the Surviving Corporation, as defined in Section 368(c) of the Code.

          (e) Parent is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code and is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (f) As of the Effective Time, the fair market value of the assets of Parent and Subsidiary will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          SECTION 4.8 Disclosure. No representations and warranties by Parent contained in this Agreement, and no statement made by Parent in this Agreement or in any document listed in any Exhibit or Schedule to this Agreement or any document or certificate furnished or to be furnished to the Company by Parent at or prior to Closing pursuant hereto, contains or will contain on the Closing Date any untrue statements of a material fact or omits or will omit on the Closing Date to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

          SECTION 4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent other than Warburg Dillon Reed LLC.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Subsidiary that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the various Schedules identified below in this Article V delivered by the Company to the Parent and Subsidiary on the date hereof (the "Disclosure Schedule"). Nothing
                                               -------------------
in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). As provided below, the Disclosure Schedule will be arranged in paragraphs corresponding to the Sections and lettered paragraphs contained in this Article V.

          The Company represents and warrants to Parent and Subsidiary as follows:

          SECTION 5.1 Organization and Qualification.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Except as set forth on Schedule 5.1(a), the Company is qualified to do business and is in
             ---------------
good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect (as defined below). True, accurate and complete copies of the Company's Amended and Restated Articles of Incorporation, as amended, and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have been delivered to Parent.

          (b) For purposes of this Agreement, "Company Material Adverse Effect"
                                               -------------------------------
shall mean a material adverse effect in the business, operations, properties, assets, condition (financial or other), results of operations of the Company and its subsidiaries, taken as a whole or which will prevent (or would reasonably be expected to prevent) the fundamental and basic operation of such business after giving effect to the Merger contemplated by this Agreement.

          SECTION 5.2 Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 21,000,000 shares of Company Common Stock, of which 4,855,746 shares are issued and outstanding, (ii) 14,000,000 shares of preferred stock (the "Preferred
                                                                 ---------
Stock"), of which (A) 4,000,000 shares are designated as Series A Preferred
-----
Stock, all of which are issued and outstanding and (B) 10,000,000 shares are designated as Series B Preferred Stock, 7,345,000 of which are issued and outstanding. All authorized capital stock and the holders of such capital stock of the Company are set forth on Schedule 5.2(a). All issued and outstanding
                                ---------------
shares of Company Common Stock and Preferred Stock are validly issued and are fully paid, nonassessable and free of preemptive rights, and are held of record as set forth in Schedule 5.2(a). Each holder of capital stock of the Company,
                ---------------
other than Parent, shall be referred to as a "Company Shareholder" and
                                              -------------------
collectively as the "Company Shareholders."  Neither the Company nor any
                     --------------------
subsidiary of the Company holds any shares of the capital stock of the Company.

          (b) Except as set forth on Schedule 5.2(b), there are (i) no
                                     ---------------
outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's shareholders with respect to Company Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company.

          SECTION 5.3  Employees.  Schedule 5.3 sets forth each employee of the
                                   ------------
Company, each employment agreement that provides for the receipt of certain consideration by an employee for his or her securities of the Company in the event of a merger and each employment agreement that provides for any other special rights which shall inure to an employee in the event of a merger;

          SECTION 5.4  Subsidiaries.  Schedule 5.4 sets forth the name and state
                                      ------------
of incorporation of each direct and indirect subsidiary (as defined below) of the Company. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth in Schedule
                                                                    --------
5.4. There are no subscriptions, options, warrants, rights, calls, contracts,
---
voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          As used in this Agreement, the term "subsidiary" shall mean, when used
                                               ----------
with reference to any person or entity, any corporation, partnership, joint venture or other entity which such person or entity, directly or indirectly, controls or of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

          SECTION 5.5 Authority; Non-Contravention; Approvals.

          (a) The Company has all necessary corporate power and authority to enter into this Agreement and, subject to the Company Shareholders' Approval (as defined in Section 7.2) and the Company Required Statutory Approvals (as defined in Section 5.5(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Shareholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound. Except as set forth in Schedule 5.5(b), the consummation by the Company of the
                       ---------------
transactions
contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence.

          (c) Except for the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger (the filing is referred to as the "Company Required Statutory Approvals"), no declaration,
                    ------------------------------------
filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

          SECTION 5.6 Financial Statements. The audited consolidated financial statements of the Company for the year ended June 30, 1998 and unaudited interim consolidated financial statements of the Company for the nine-month period ended March 31, 1999 (collectively, the "Company Financial Statements") have been
                                   ----------------------------
prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and the absence of footnotes.

          SECTION 5.7 Events Subsequent to Year End Financial Statements. Except as set forth on Schedule 5.7, since the date of the Financial Statements
                       ------------
for the Company and its subsidiaries for the year ended June 30, 1998, there has not been any change which would have a Company Material Adverse Effect. Without limiting the generality of the foregoing, since June 30, 1998:

          (a) none of the Company or its subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (b) none of the Company or its subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $250,000 or outside the ordinary course of business;

          (c) no party (including the Company or its subsidiaries) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $100,000 to which the Company or its subsidiaries is a party or by which any of them is bound;

          (d) none of the Company or its subsidiaries has imposed any security interest, mortgage, pledge, lien, restriction, covenant, charge or encumbrance of any kind or any character upon any of its assets, tangible or intangible, involving more than $5,000 singly or $50,000 in the aggregate;

          (e) none of the Company or its subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the ordinary course of business;

          (f) none of the Company or its subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions);

          (g) none of the Company or its subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

          (h) none of the Company or its subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims);

          (i) there has been no change made or authorized in the articles of incorporation or bylaws of the Company or its subsidiaries;

          (j) none of the Company or its subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of the Company or its subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (l) none of the Company or its subsidiaries has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

          (m) none of the Company or its subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the ordinary course of business;

          (n) none of the Company or its subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement;

          (o) none of the Company or its subsidiaries has granted any bonuses or a greater than five percent (5%) increase in the base compensation of any of its directors, officers and employees outside the ordinary course of business;

          (p) none of the Company or its subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Company Plans (as defined in Section 5.14(a));

          (q) none of the Company or its subsidiaries has made any other change in employment terms for any of its directors, officers and employees outside the ordinary course of business;

          (r) none of the Company or its subsidiaries has made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

          (s) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company or its subsidiaries; and

          (t) there has been no notice received by the Company or any subsidiary from any supplier, customer or other entity with which the Company or such subsidiary has a material contractual relationship or whose non-performance of any obligation or duty to the Company would have a Company Material Adverse Effect, indicating that such relationship or contract would likely be modified or terminated as a result of any failure of the Company, any subsidiary or any of their respective Systems (as defined in Section 5.23) to be Year 2000 Compliant (as defined in Section 5.23) in any respect.

          SECTION 5.8 Books of Account. The books of account of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail and in all material respects, the Company's and its subsidiaries' transactions and the disposition of their assets. Except as set forth on Schedule 5.8, all notes and
                                                     ------------
accounts receivable of the Company and its subsidiaries are reflected in accordance with generally accepted accounting principles on their books and records, are valid receivables subject to no known material setoffs or counterclaims, are, to the best of the Company's knowledge, current and collectible in accordance with their terms at their recorded amounts subject only to normal adjustments in the ordinary course of business and the reserves for contractual allowances and bad debts set forth in the balance sheet contained in the most recent Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its subsidiaries. The Company and its subsidiaries have filed all reports and returns required by any material law or regulation to be filed by them, and have paid all taxes, duties and charges due on the basis of such reports and returns.

          SECTION 5.9 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.9, neither the Company nor any of its subsidiaries had at June 30,
   ------------
1998, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred after June 30, 1998 and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; or (c) liabilities and obligations which are of a nature not required to be reflected or reserved against in the consolidated financial statements of the

Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

          SECTION 5.10 Proxy Statement. None of the information supplied or to be supplied by the Company or its subsidiaries for inclusion in the notice of meeting (other than information about Parent and Subsidiary supplied by Parent and Subsidiary), written consent and/or proxy statement to be distributed in connection with the approval and adoption by the Company Shareholders of this Agreement and the transactions contemplated hereby (the "Proxy Statement") or
                                                         ---------------
any amendments thereof or supplements thereto will, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the meeting of the Company Shareholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 5.11 Litigation.  Except as set forth on Schedule 5.11, there
                                                           -------------
are no claims, suits, actions or proceedings pending, or to the best knowledge of the Company threatened, or any reasonable basis therefor, against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

          SECTION 5.12 No Violation of Law. Except as set forth in Schedule
                                                                   --------
5.12, neither the Company nor any of its subsidiaries is in violation of or has
----
been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending, or to the best knowledge of the Company threatened, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except
                                                      ---------------
for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator or mediator, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

          SECTION 5.13 Compliance with Agreements. The Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under, (a) the respective charters, bylaws or similar organizational instruments of the Company or any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject except where such breach, violation or default would not have a Company Material Adverse Effect.

          SECTION 5.14 Taxes.

          (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined below) required to be filed by them prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in the Company Financial Statements for the payment of all Taxes for all periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), except where the failure to pay such Taxes would not have a Company Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the most recent Company Financial Statements are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company or has any liability for the Taxes of any such entity under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law). Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. There are no limitations on the use of the Company's net operating loss carryforward of $9,000,000 which would arise due to a change of control transaction by the Company prior to the date hereof.

          (b)  For purposes of this Agreement, the term "Taxes" shall mean all
                                                         -----
taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          (c) For purposes of this Agreement, the term "Tax Return" or "Tax
                                                        ----------      ---
Returns" shall mean any return, report or other document or information required
-------
to be supplied to a taxing authority in connection with Taxes.

          SECTION 5.15 Employee Benefit Plans; ERISA.

          (a) Schedule 5.15 lists all employee benefit plans and collective
              -------------
bargaining, employment or severance agreements or other similar arrangements to which the Company, or any Controlled Group Affiliate, is or ever has been a party or by which any of them is or ever has been bound, legally or otherwise, including, without limitation, (i) any "employee welfare benefit plan" or "employee pension benefit plan" (within the meaning of Sections 3(1) or 3(2) of ERISA) (the "Company Plans"), (ii) any profit-sharing, deferred compensation,
             -------------
bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (iii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, or (iv) any employment agreement not terminable on 30 days (or less) written notice or providing for an annual salary in excess of $140,000. The plans, agreements and contractual arrangements described in this
Section 5.15 may be referred to herein as the "Benefit Arrangements."  None of
                                               --------------------
the Benefit Arrangements is (i) a plan intended to be tax-qualified under
Section 401(a) of the Code, except for the 401(k) Plan listed on Schedule 5.15,
                                                                 -------------
(ii) a plan subject to Title IV of ERISA or (iii) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Neither the Company nor any Controlled Group Affiliate has ever contributed to or had an obligation to contribute to any multiemployer plan. The Company has delivered to Parent and Subsidiary true and complete copies of all documents and summary plan descriptions of the Benefit Arrangements or summary descriptions relating to any such Benefit Arrangement not otherwise in writing. The Company has delivered to Parent and Subsidiary true and complete copies of the IRS Form 5500 filed in the most recent plan year with respect to any Benefit Arrangement, including all schedules thereto and financial statements with attached opinions of independent accountants.

          (b) No "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 and 408 of ERISA) has occurred with respect to any Benefit Arrangement.

          (c) There is no negotiation, demand or proposal that is pending or has been made which concerns matters now covered, or that would be covered, by any Benefit Arrangement.

          (d) All Benefit Arrangements are in full compliance with the relevant provisions of ERISA and the Code, the regulations and published authorities thereunder, and all other Laws applicable with respect to all such Benefit Arrangements. All Benefit Arrangements have been operated in accordance with their terms, and the Company and the Controlled Group Affiliates have performed all of their obligations under all Benefit Arrangements. There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against any Benefit Arrangement or arising out of any Benefit Arrangement and no fact exists which could give rise to any such actions, suits or claim (other than routine claims for benefits in the ordinary course).

          (e) The 401(k) Plan listed on Schedule 5.15 and related trust
                                        -------------
agreement, annuity contract, insurance contract or other funding mechanism is qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) and is the subject of a currently effective favorable determination letter issued by the Internal Revenue Service . The Company has delivered to Parent and Subsidiary a true and complete copy of such determination letter. The 401(k) Plan listed on Schedule 5.15 has never been the subject of a corrective
               -------------
procedure under the Internal Revenue Service's Employee Plans Compliance Resolution System, or any similar administrative procedure

          (f) Each of the Benefit Arrangements can be terminated by the Company within a period of 30 days following the Closing Date, without any additional contribution to such Benefit Arrangement or the payment of any additional compensation or amount or the additional vesting or acceleration of any benefits.

          (g) All insurance premiums required with respect to any Benefit Arrangement as of the Closing Date have been paid.

          (h) For purposes of this Section 5.14, the Company's "Controlled Group
                                                                ----------------
Affiliate" means any corporation, trade or business which is affiliated with the
---------
Company, in the manner described in Section 414(b), (c), (m) and (o) of the Code or Section 4001(a)(14) of ERISA.

          SECTION 5.16 Labor Matters; Labor Controversies.

          (a) Schedule 5.16(a) sets forth all written employment agreements
              ----------------
between the Company and its employees.

          (b) Except as set forth on Schedule 5.16(b), there are no material
                                     ----------------
controversies pending, or to the knowledge of the Company threatened, between the Company or its subsidiaries and any of their employees.

          (c) There are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries.

          (d) The Company and its subsidiaries have, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, employee benefits, hours, equal employment opportunity/non-discrimination, occupational safety and health and the payment of social security and similar taxes.

          (e) Except as set forth on Schedule 5.16(e) no person has asserted
                                     ----------------
that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (f) To the knowledge of the Company or the directors and officers (and employees with responsibility for employment matters) of the Company and its subsidiaries, (i) no executive, key employee, or group of employees has any plans to terminate employment with the Company or its subsidiaries, none of the Company and its subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, except for purposes of clauses (a)-(e) such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect and (ii) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or threatened before the National Labor Relations Board or any similar state agency and there are no complaints pending or threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          SECTION 5.17 Environmental Matters.

          (a) (i) The Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined below), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned, leased or operated by the Company or any of its subsidiaries contain any Hazardous Substance (as defined below) as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of, or liability under, any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, or released at, on or from any properties presently owned, leased or operated by the Company or any of its subsidiaries, or at, on of from any properties previously owned, leased or operated by the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) the Company and its subsidiaries have not disposed of, or arranged for the disposal of Hazardous Substances at properties not owned, leased or operated by the Company; (viii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries, (ix) there are no underground storage tanks on, in or under any properties owned, leased or operated by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (x) there is no asbestos or asbestos containing material present in any of the properties owned, operated or leased by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (xi) neither the Company, its subsidiaries nor any of their respective properties (whether owned, leased or operated) are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (xi) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (b)  For purposes of this Agreement, "Environmental Law" or
                                                -----------------
"Environmental Laws" means any Federal, state, local or foreign law, statute,
 ------------------
ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of public health or safety or the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c)  For purposes of this Agreement, "Hazardous Substance" means any
                                                -------------------
substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

          SECTION 5.18  Title to Assets.  Schedule 5.18 sets forth a list of all
                                          -------------
real property leased or owned by the Company and its subsidiaries. The Company and each of its subsidiaries has good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or (iii) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. All leases under which the Company leases real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

          SECTION 5.19 Company Shareholders' Approval. The affirmative vote of shareholders of the Company required for approval and adoption of this Agreement, the Merger and the Transactions contemplated thereby is a majority of the outstanding shares of Company Common Stock and of Preferred Stock voting as separate classes ( the "Company Shareholders' Approval").
                        ------------------------------

          SECTION 5.20  No Excess Parachute Payments.  Except as set forth on
Schedule 5.20 the Company has no contracts, arrangements or understandings
-------------
pursuant to which any person may receive any amount or entitlement from the Company or any of its subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions contemplated
-------------------------
by this Agreement. No person is entitled to receive any additional payment from the Company, its subsidiaries or any other person (a "Parachute Gross-up
                                                      ------------------
Payment") in the event that the 20% parachute excise tax of Section 4999(a) of
-------
the Code is imposed on such person. The board of directors of the Company has not during the six months prior to the date of this Agreement granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

           SECTION 5.21 Trademarks and Intellectual Property.

          (a) The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of the patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications applicable to all inventions, names, marks, designs and works of authorship of any nature used or held by the Company ("Company Intellectual
                                                       --------------------
Property"), and the consummation of the transactions contemplated hereby will
--------
not alter or impair such rights in any material respect. No claims are pending by any person with respect to the ownership, validity, enforceability or use of any Company Intellectual Property that could reasonably be expected to have a Company Material

Adverse Effect. The Company has taken all necessary action to maintain and protect all Company Intellectual Property.

          (b) Except as set forth in Schedule 5.21(b), to the best of the
                                     -----------------
Company's knowledge, none of the Company, its shareholders or its directors, officers or employees has interfered with, infringed upon, misappropriated, or otherwise come into conflict with or violated any intellectual property rights of third parties, and none of the shareholders and the directors and officers (and employees with responsibility for Company Intellectual Property matters) of the Company and its subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its subsidiaries must license or refrain from using any Company Intellectual Property). To the knowledge of the Company (and employees with responsibility for Company Intellectual Property matters) and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with or violated any Company Intellectual Property.

          (c) Schedule 5.21(c) identifies each patent or registration that has
              ----------------
been issued to any of the Company and its subsidiaries with respect to any of the Company Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its subsidiaries has made with respect to any of the Company Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its subsidiaries has granted to any third party with respect to any of the Company Intellectual Property (together with any exceptions). The Company has delivered to Parent and Subsidiary correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Parent and Subsidiary correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.21(c) also identifies each trade
                                    ----------------
name or unregistered trademark or servicemark used by any of the Company and its subsidiaries in connection with any of its businesses. With respect to each item of Company Intellectual Property identified or required to be identified in
Schedule 5.21(c):
----------------

               (i) the Company and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, or to the knowledge of any of the Company is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) none of the Company and its subsidiaries has ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (d) Schedule 5.21(d) identifies each item of Company Intellectual
              ----------------
Property that any third party owns and that any of the Company and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Parent and subsidiary correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Company Intellectual Property Rights required to be identified in Schedule 5.21(d):
                             ----------------

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect as to the Company and to the best of the Company's knowledge, as to the other parties thereto;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Company Intellectual Property Rights is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand about which the Company has received notice is pending, or to the knowledge of the Company and its subsidiaries is threatened, which challenges the legality, validity, or enforceability of the underlying item of Company Intellectual Property Rights; and

               (viii) none of the Company and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) On the date hereof the Company and its subsidiaries has no knowledge of any new products, inventions, procedures, methods of manufacturing or processing or work of authorship that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Company and its subsidiaries.

          SECTION 5.22   Contracts, Obligations and Commitments.

          (a) Schedule 5.22 (a)(i) sets forth an accurate and complete list of
              --------------------
all material contracts, agreements, options, leases (other than leases referred to in Section 5.18), commitments and instruments involving average payment or receipt by the Company of value equal to or greater than $25,000 ("Contracts")
                                                                   ---------
entered into by the Company or its subsidiaries. The Company and its subsidiaries have provided Parent with complete and correct copies of all such items listed on Schedule 5.22(a)(i). Except for such items listed on Schedule
                -------------------                                  --------
5.22(a)(i), there are no other material contracts or other arrangements under
----------
which goods, equipment or services are provided, leased or rendered by, or are to be provided, leased or rendered to, the Company and its subsidiaries. Except as set forth in Schedule 5.22(a)(ii): (i) the Contracts have not been modified,
                --------------------
pledged, assigned or amended in any material respect, are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect with respect to the Company and, to the best of the Company's knowledge, the other parties thereto; (ii) there are no material defaults by the Company and its subsidiaries and, to the best of the Company's knowledge, by any other party to the Contracts; (iii) the Company and its subsidiaries have not received notice of any material default, offset, counterclaim or defense under any Contract; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Company and its subsidiaries of the terms of any Contract, except for any consents required to consummate the transactions contemplated by this Agreement; and (v) there does not now, and at Closing will not, exist any material security interest, mortgage, pledge, restriction, charge, lien, encumbrance or claim of others on any interest created under any Contract. None of the Contracts is subject to termination from and after the Closing Date and prior to the expiration of its stated term by any party to such Contract, except as stated in each such Contract.

          (b) Schedule 5.22(b) contains a list and description of all notices,
              ----------------
statements, certificates, representations, warranties, questionnaires and responses relating to problems associated with failures to be Year 2000 Compliant (as defined in Section 5.23), whether oral or written, made, executed or completed by the Company or any subsidiary or any of their respective officers, directors, employees, agents or representatives, and whether sent to or received from any third party ("Year 2000 Certificates"). A true and correct
                                   ----------------------
copy or summary of each Year 2000 Certificate has previously been made available to Purchaser.

          SECTION 5.23 Year 2000 Compliance. To the best of the Company's knowledge, each system comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any part of, or is used in
                  ------
connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Company and its subsidiaries (i) is designed (or has been modified) to be used prior to and after January 1, 2000,
(ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "Year 2000 Compliant"). To the best of Company's knowledge
                       -------------------
and except as set forth on Schedule 5.23, no System that is material to the
                           -------------
business, finances or operations of the Company or any subsidiary receives data from or communicates with any component or system external to itself (whether or not such external component or system is the Company's, any subsidiary's or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance will have no effect on the data or communications sent to the Company or its subsidiaries, nor on the Systems of the Company or its subsidiaries. To the best of Company's knowledge and except as set forth on Schedule 5.23, all licenses for the use of any
                           -------------
System-related software, hardware, databases or embedded control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable them to be Year 2000 Compliant within Company and subsidiary computer Systems (hardware and software), or the licenses permit the Company or its subsidiaries or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. Except as set forth on Schedule 5.23, neither the Company nor any of its subsidiaries has
             -------------
received any notice from any supplier, customer or other entity with which the Company or its Subsidiary has a material contractual relationship or whose non-performance of any obligation or duty to the Company or its Subsidiary would have a Company Material Adverse Effect, indicating that such relationship or contract would likely be modified or terminated as a result of any failure of such supplier, customer or other entity to be Year 2000 Compliant. Except as set forth on Schedule 5.23, neither the Company nor any of its subsidiaries has any
         -------------
reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

          SECTION 5.24   Pooling and Tax Deferred Reorganization Matters.

          (a) The Company has not, during the two years preceding the earlier of the date of this Agreement or the date the plan of combination was initiated, been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company. Neither the Company, nor any of the persons listed on
Schedule 7.3 (the "Principal Shareholders") owns any capital stock of Parent or
------------       ----------------------
Subsidiary. The Company has not acquired any of its own capital stock during the past two years. Except for the Series A Preferred Stock and the Series B Preferred Stock, which are expected to be converted to Company Common Stock, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the shares of its own common stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting capital structure of the Company nor the relative ownership of shares among any of the holders of capital stock or other securities of the Company has been altered or changed within the last two years in contemplation of the transactions contemplated hereby. No shares of capital stock or other securities of the Company were issued and are outstanding pursuant to awards, grants or bonuses under the terms of any plan which was adopted less than two years prior to the date the combination was initiated. Prior to the Closing or the earlier termination of this Agreement pursuant to the terms thereof, neither the Company nor its affiliates have purchased nor will they purchase or otherwise acquire directly or indirectly any Parent Common Stock other than as provided herein. Any indebtedness owed or incurred by the Company to any of the Company Shareholders has been incurred and repaid on commercially reasonable and customary terms. There are no related businesses or business assets owned or controlled by the Company Shareholders which are integral to this business and thus should be included as a part of this transaction pursuant to the pooling-of-interest rules. There have not been any dividends to Company Shareholders during the two years prior to the date the Merger was initiated, or up to the date of Merger.

          (b) There is no plan or intention by any Company Shareholder to engage in a sale, exchange, redemption, pledge, or other transaction with Parent or with a person related (within the meaning of Treas. Reg. (S)1.368-1(e)(3), hereinafter "Parent Related Person") to Parent in which such Company Shareholder would dispose of a number of shares of Parent Common Stock received in the Merger that, in the aggregate (taking into account all such sales, exchanges, redemptions, pledges and other transactions with Parent or a Parent Related Person to which the Company Shareholders are parties but disregarding transactions between the Company Shareholders and other persons), would reduce the ownership of shares of Parent Common Stock by the Company Shareholders to a number of shares having a value, as of the Effective Time, of less than 50% of the aggregate value of all of the outstanding shares of the Company as of the Effective Time. For purposes of this representation, shares of the Company held by shareholders of the Company that, prior to the Merger, (i) have been redeemed or sold, exchanged or otherwise transferred to Company for consideration other than shares of the Company, (ii) with respect to which an extraordinary distribution (within the meaning of Treas. Reg. (S)1.368-1T(e)(1)(ii)(A)) has been made, (iii) have been sold, exchanged, or otherwise transferred to a person related to the Company (within the meaning of Treas. Reg. (S)1.368-1(e)(3) but without regard to Treas. Reg. (S)1.368-1(e)(3)(i)(A)) for consideration other than shares of the Company or Parent Common Stock, and (iv) have been sold, exchanged, or otherwise transferred to Parent or a Parent Related Person for consideration other than shares of the Company or Parent Common Stock have been treated, and taken into account, as outstanding shares of the Company as of the Effective Time.

          (c) Immediately following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held as of the Effective Time. For purposes of this representation, amounts paid by the Company to shareholders (including shareholders invoking dissenting rights), amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company after the commencement of negotiations by the parties to this Agreement will be included and treated as assets held by the Company as of the Effective Time.

          (d) As of the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of "control" of the Surviving Corporation, as defined in Section 368(c) of the Code.

          (e) The Company is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code and is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (f) As of the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          SECTION 5.25 Transactions with Related Parties. Except as set forth on Schedule 5.25, (a) there have been no transactions by the Company or its
   -------------
subsidiaries with any officer or director of the Company or its subsidiaries, any beneficial owner of more than 5% of the Company Common Stock or their affiliates ("Related Parties") since the date of the most recent Company
             ---------------
Financial Statements, and (b) there are no agreements or understandings now in effect between the Company or its subsidiaries and any Related Parties except for employment agreements or understandings with Related Parties who are employees of the Company and agreements or understandings with Related Parties who are shareholders of the Company relating to their rights as shareholders of the Company, all of which have been delivered to Parent.

          SECTION 5.26 Insurance. All of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, products, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $200,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.26 are "occurrence" policies and no such policies are "claims made" policies. The Company has no knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the most recent Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries. Except as set forth on Schedule 5.26, neither the Company nor
                                          -------------
any of its subsidiaries has received with respect to its insurance policies, any notice of actual or proposed cancellation of or reduction in coverage of, or of any material increase in premium under, or of any exclusion of or intent to exclude coverage of actual or potential claims by or against the Company or any subsidiary, or their respective officers, directors or employees, arising from or relating to any failure of the Company or any subsidiary or any System of any of them to be Year 2000 Compliant.

          SECTION 5.27 Guaranties. None of the Company or its subsidiaries is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person.

          SECTION 5.28   Bank Accounts.  Schedule 5.28 sets forth all banks or
                                         -------------
other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          SECTION 5.29 Business Relations. On the date hereof the Company does not know and has no reason to believe that any customer or supplier of the Company or the subsidiaries of the Company will cease to do business with the Company or the subsidiaries of the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company or the subsidiaries of the Company as the case may be except where such loss of a customer or supplier would not have a Company Material Adverse Effect.

          SECTION 5.30   Potential Conflicts of Interest.

          (a) Except as set forth on Schedule 5.30, no current or former
                                     -------------
officer, director, or shareholder of the Company or any of its subsidiaries (i) to the Company's best knowledge owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person or entity that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its subsidiaries is using or the use of which is necessary for the business of the Company or any of its subsidiaries; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

          (b) To the best of the Company's knowledge, no officer, director, employee, or consultant of the Company or any of its subsidiaries is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company or any of its subsidiaries, (ii) conflicts or may conflict with the business or operations of the Company or any of its subsidiaries as presently conducted or as proposed to be conducted in the short term, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company or any of its subsidiaries.

          SECTION 5.31 Inventory. The inventory and supplies of the Company and its subsidiaries are adequate for their present needs, and are in usable or saleable condition in the ordinary course of business, subject only to such reserves for obsolescence, if any, as are reflected in their respective accounting records.

          SECTION 5.32   Suppliers and Customers.  Schedule 5.32 sets forth the
                                                   -------------
five largest suppliers and ten largest customers of the Company and its subsidiaries as of the date hereof. The relationships of the Company and such subsidiaries with their respective suppliers and customers are good commercial working relationships, and no supplier or customer of material importance to the Company and its subsidiaries, taken as a whole, has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company or such subsidiary or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to the Company or such subsidiary or its usage or purchase of the services or products of the Company or such subsidiary, except for normal cyclical changes related to customers' businesses. The Company has no knowledge that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or any of such subsidiaries or to decrease materially or limit its services, supplies, or materials to them or its usage or purchase or their services or products, and the consummation of the transactions contemplated hereby will not, to the best knowledge of the Company, adversely affect the relationship of the Company or any of such Subsidiaries with any such supplier or customer.

          SECTION 5.33   Indebtedness.  Except as set forth on Schedule 5.33, at
                                                               -------------
the date hereof, neither the Company nor any of its subsidiaries has any indebtedness for borrowed money, including any capital lease or conditional sale or title retention agreement ("Indebtedness") outstanding. Neither the Company
                               ------------
nor any of its subsidiaries is in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Company or any of its subsidiaries or the operation of their respective businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company or any of its subsidiaries have been furnished to Parent.

          SECTION 5.34 Minute Books. The copies of the minute books of the Company and its subsidiaries made available to Parent for inspection accurately record therein all material action taken by their respective Board of Directors and shareholders.

          SECTION 5.35 Assets and Properties Complete. The assets and properties of the Company and each of its subsidiaries are and as of the Closing Date shall be adequate and sufficient to conduct the business of the Company or the relevant subsidiary as currently conducted.

          SECTION 5.36 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or its subsidiaries, except for tax or litigation powers of attorney.

          SECTION 5.37  Investors.

          (a) To the best of the Company's knowledge, each Company Shareholder who will receive Parent Common Stock under this Agreement pursuant to Regulation S promulgated under the Securities Act (the "Regulations S Offering") is not a
                                             ----------------------
U.S. person within the meaning of Regulation S.

          (b) Except as set forth on Schedule 5.37(b), to the best of the
                                     ----------------
Company's knowledge, each Company Shareholder who will receive Parent Common Stock under this Agreement pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder (the "Private Placement") is an accredited
                                          ------------------
investor within the meaning of Rule 501 of Regulation D.

          SECTION 5.38 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and the Company Shareholders.

          SECTION 5.39 Disclosure. No representations and warranties by the Company contained in this Agreement, and no statement made by the Company in this Agreement or in any document listed in any Exhibit or Schedule to this Agreement or any document or certificate furnished or to be furnished to Parent at or prior to Closing pursuant hereto, contains or will contain on the Closing Date any untrue statements of a material fact or omits or will omit on the Closing Date to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Company represents and warrants that the Principal Shareholders and the directors and officers of the Company and its subsidiaries have made due and reasonable inquiry and investigation concerning the matters to which representations and warranties of the Company under this Agreement pertain.

          SECTION 5.40   Affiliates.  Set forth on Schedule 7.3 is a list
                                                   ------------
identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all
                            --------
directors and executive officers of the Company.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 6.1 Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice (except changes in its business and operations which have been approved in writing by Parent);

          (b) not (i) amend or propose to amend their respective charters or bylaws, (ii) split, combine or reclassify their outstanding capital stock; or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of the Company;

          (c) except for the conversion of the Company's Series A Preferred Stock and Series B Preferred Stock to Company Common Stock or the issuance of Company Common Stock pursuant to exercise of warrants or options which are listed on Schedule 5.2(b), not issue, sell, pledge or dispose of, or agree to
          ---------------
issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money in excess of $1,000,000, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, except for the conversion of the Company's Series A Preferred Stock and Series B Preferred Stock to Company Common Stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling-of-interests under APB 16, (iv) take or fail to take any action which action or failure would cause the Company or its shareholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business which, in such cases of $100,000 or more, shall be on terms reasonably acceptable to Parent, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $100,000 or more, shall be on terms reasonably acceptable to Parent, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment (including any changes to salaries in excess of five percent), severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

          (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

          (j) not enter into any new facility leases;

          (k) not make any loans, advances, capital contributions or investments;

          (l) not extend credit to any customer which is not creditworthy in excess of $100,000; and

          (m) not enter into an agreement with a supplier for material with a value over the life of such agreement equal to the amount of such material reasonably projected to be used during the next fiscal quarter.

          SECTION 6.2 Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause Subsidiary to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice provided that nothing stated herein shall limit Parent from consummating its merger with Convergence.com Corporation;

          (b) preserve its business organization and not (i) except as necessary to consummate the transactions contemplated hereby or to change Parent or Subsidiary's name or to implement any anti-takeover device, or to provide for any stock split or dividend permitted hereunder, amend or propose to amend their respective charters or bylaws, (ii) stock split, or a dividend in the form of a stock split (except where the Conversion Ratio is adjusted to reflect such split), combine or reclassify their outstanding capital stock, (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except as provided in clause (ii) above and for the payment of dividends or distributions by a wholly owned subsidiary of Parent, or (iv) except as provided in clauses (i) or (ii) above or in connection with the potential acquisition discussed in clause (a) or in connection with Parent's stock option or purchase plans issue any additional shares of its capital stock or any security convertible into such stock; provided, however, that nothing stated in this Agreement shall prohibit Parent from increasing its authorized capital stock at its 1999 Annual Meeting of shareholders.

          (c) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement; and

          (d) maintain with adequately capitalized insurance companies insurance coverage for its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

          SECTION 6.3 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.4 Control of Parent's or Subsidiary's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's or

Subsidiary's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.5 Negotiations With Others.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, directly or indirectly, take any of the following actions with any party other than Parent and its designees: (i) solicit, initiate or participate in or encourage any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise, (ii) disclose any information not customarily disclosed to any person concerning the Company's business and properties or afford to any person or entity access to its properties, books or records, (iii) assist or cooperate with any proposal for a transaction of the type referred to in clause (i) or (iv) disclose the terms or conditions of this Agreement or the Letter of Intent dated May 25, 1999 between the Company and Parent. In the event the Company shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall promptly inform Parent as to any such offer or proposal and will cooperate with Parent by furnishing copies of any such offer or proposal and any information relating thereto Parent may reasonably request.

          (b) Either party may refuse to close if in good faith it determines that the transaction cannot be done as a pooling of interest transaction (a "Permitted Termination"). If the transaction shall fail to close due to a party
----------------------
refusing to close after all of the conditions set forth in Article VIII have been satisfied or waived by the party entitled to so waive and one of the parties (for purposes of this paragraph Parent and Subsidiary shall constitute one party) advises the other that it is ready, willing and able to effect the Merger and the other party fails to effect the Merger for any reason other than a Permitted Termination, then (x) if Parent refused to execute this Agreement or close, Parent agrees to promptly pay to the Company $3,000,000 and in addition make a loan promptly to the Company in a principal amount which, together with the principal amount of all other loans by Parent to the Company then outstanding, equals $3,000,000 and (y) if the Company refused to execute this Agreement or close, the Company shall grant most favored nation status as to both price and priority for sales of the Company's products to C-COR for a period of one year from the date hereof, the Company shall promptly pay to Parent $3,000,000 and the Company shall pay an additional $3,000,000 to Parent in the event the Company directly or indirectly merges or sells substantially all of its stock (including by supporting a tender offer for its shares) or assets or agrees to do any of the foregoing prior to January 2001. Debt issued to Parent pursuant to the foregoing sentence shall accrue interest at the prime rate, shall be convertible into Company Common Stock immediately prior to a change in control of the Company and shall mature on the earlier of a change in control of the Company or January 2001.

          (c) The Company and Parent each (i) acknowledge that a breach of any of its covenants contained in Section 6.5 will result in irreparable harm to the other party which will not be compensable in money damages, and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

           SECTION 7.1 Access to Information.

           (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its
                            ----------------------
subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access
                                         -----------------------
during normal business hours throughout the period after the date hereof and prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC or which may have a material effect on their respective businesses, properties or personnel, and (ii) such other information concerning their respective businesses, operations, properties, assets, condition (financial or other) results of operations and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement in accordance with the terms of the Confidentiality and Exclusive Dealing Agreement dated May 3, 1999 between Company and Parent, which is incorporated herein by reference and made a part hereof (the "Confidentiality Agreement").
             -------------------------

           (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver or destroy, as applicable, to the other all non-public written material provided in connection with the transactions contemplated herein in accordance with the terms of the Confidentiality Agreement.

           (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

          SECTION 7.2 Shareholders' Approvals.

          The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its shareholders
(i) at a meeting of shareholders, or (ii) by written consent of shareholders, and, subject to the fiduciary duties of the board of directors of the Company under applicable law, shall use its reasonable best efforts to obtain the Company shareholders' approval as practicable following the date hereof. The Company shall, through its board of directors, but subject to the fiduciary duties of the members thereof, recommend to its shareholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of the Company's covenants contained in this Section 7.2 to convene a meeting of its shareholders and call for a vote thereat or to submit a written consent to shareholders with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages, and (ii) agrees that such covenants shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenants.

          SECTION 7.3 ASR 135 Agreement. The Company has advised the persons identified on Schedule 7.3 of the resale restrictions imposed by applicable
              ------------
securities laws, including Accounting Series Release No. 135 ("ASR 135") and
                                                               -------
obtained from such persons a written agreement dated the date hereof and substantially in the form of Exhibit 7.3 (each an "ASR 135 Agreement"). The
                             -----------           -----------------
Company shall use its best efforts to obtain as soon as practicable, but prior to Closing, any other person who may be deemed to have become an affiliate of the Company after the date of this Agreement, a written ASR 135 Agreement.

          SECTION 7.4 Expenses and Fees. Each party hereto agrees to bear its own expenses, including reasonable and customary fees and expenses payable to attorneys, accountants and investment bankers in connection with the transactions contemplated hereby.

          SECTION 7.5 Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided and, subject to the fiduciary duties of the board of directors of any party under applicable law, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

          (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

          SECTION 7.6  Public Statements.  Unless required by law, the parties
(i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation.

          SECTION 7.7 Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 7.8 Directors' and Officers' Indemnification. Parent and Subsidiary agree that the articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are currently set forth in Article VI of the Articles of Incorporation, as amended, of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of two years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors or officers of the Company unless such modification shall be required by law.

          SECTION 7.9 Mandatory Registration. Within 45 days following the Effective Time, Parent shall prepare and file with the SEC a registration statement and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Securities Act so as to permit a resale of the shares of Parent Common Stock issued to Company Shareholders pursuant to this Agreement and the shares of Parent Common Stock underlying the Company Warrants and the Company Options by the holders thereof ("Holders") for
                                                                  -------
a consecutive period of two years or until the distribution described in the registration statement has been completed, whichever is shorter, and Parent shall use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable after filing, provided that, for not more than 30 consecutive trading days (or not more than 60 consecutive trading days if the event giving rise thereto is an acquisition required to be reported in a Current Report on Form 8-K) or for a total of not more than 90 trading days in any 12 month period, Parent may delay the disclosure of material non-public information concerning Parent (as well as prospectus or registration statement updating) the disclosure of which at the time is not, in the good faith opinion of Parent, in the best interests of Parent (an "Allowed Delay"); provided, further, that Parent shall promptly (i)
            -------------
notify the Holders in writing of the existence of (but in no event, without the prior written consent of the Holders, shall Parent disclose to Holders any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Holders, in writing to cease all sales under such registration statement until the end of the Allowed Delay. Parent shall use its reasonable best efforts to cause the registration statement to become effective at the earliest possible time after filing with the SEC.

          SECTION 7.10 Parent Common Stock.

          (a) Each certificate representing Parent Common Stock received by a Company Shareholder, holder of a Company Warrant or holder of a Company Option pursuant to the Private Placement will be imprinted with a legend substantially in the following form:

              The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under the Securities Act.

              This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act, and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom.

          (b) Each certificate representing Parent Common Stock received by a Company Shareholder, holder of a Company Warrant or holder of a Company Option pursuant to the Regulation S Offering will be imprinted with a legend substantially in the following form:

              The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that such sale, transfer or assignment is in compliance with Regulation S promulgated under the Securities Act or that registration is not required under the Securities Act. Hedging transactions involving these securities may not be conducted unless such hedging transaction complies with the Securities Act.

               This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act, and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom.

(c)  In addition to the legends set forth in paragraphs (a) and (b) of this
Section 7.10, each certificate representing shares of Parent Common Stock issued to the persons listed on Schedule 7.3 shall have the following legend:
                         ------------

     The transfer of such shares is subject to certain restrictions set forth in a letter agreement dated as of (insert date of ASR 135 Agreement) by and between the issuer of such shares and the holder of this certificate. The issuer of such shares will furnish a copy of these provisions to the holder hereof without charge upon written request.

          SECTION 7.11 Acquisition of Common Stock. Prior to the Closing or the earlier termination of this Agreement pursuant to the terms hereof, the Principal Shareholders, the Company and its subsidiaries and their affiliates have not purchased and will not purchase or otherwise acquire directly or indirectly any Parent Common Stock other than as provided in this Agreement.

          SECTION 7.12 Exhibits and Schedules. The Company has made available to Parent on or prior to the Closing Date, copies of all items set forth on Exhibits or Schedules to this Agreement and any and all other consents, documents or agreements to be delivered hereunder which have not previously been delivered to Parent on the date hereof, which items and any such other consents, documents or agreements shall be in form and substance reasonably satisfactory to Parent and the Company. In addition, prior to the Closing the Company and Parent may update the Schedules as necessary, subject to Parent's or the Company's respective approval of any material updates of the Schedules.

          SECTION 7.13 Transition. The Company shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company and its subsidiaries from maintaining the same business relationships with the Company and its subsidiaries after the Closing as it maintained with the Company and its subsidiaries prior to the Closing unless such action is taken in accordance with prudent business practices.

          SECTION 7.14 Company Warrants. At the Effective Time, the Company and Parent shall take such action as may be necessary to cause each Company Warrant, whether currently exercisable or exercisable only after the date hereof, to be automatically converted at the Effective Time into a Parent Warrant as provided in Section 3.2. At the Effective Time, all references in the Company Warrants to the Company shall be deemed to refer to Parent. At the Effective Time, Parent shall assume all of the Company's obligations with respect to the Company Warrants and Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Company

Warrants and (ii) at the Effective Time, issue to each holder of a Company Warrant a document evidencing Parent's assumption of the Company's obligations under Company Warrants as set forth in Section 3.2.

          SECTION 7.15 Company Options. At the Effective Time, the Company and Parent shall take such action as may be necessary to cause each Company Option, whether currently exercisable or exercisable only after the date hereof, to be automatically converted at the Effective Time into a Parent Option as provided in Section 3.2. At the Effective Time, all references in the stock option agreements to the Company shall be deemed to refer to Parent. At the Effective Time, Parent shall assume all of the Company's obligations with respect to Company Options as so amended and Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Parent Options and (ii) at the Effective Time, issue to each holder of a Company Option a document evidencing Parent's assumption of the Company's obligations under the Company Options as set forth in Section 3.2.

          SECTION 7.16 Confidentiality and Noncompetition Agreements. Prior to Closing, each of Mary Fong, Abraham Jou and Ching Ho shall have entered into a confidentiality and noncompetition agreement with Parent (each a
"Confidentiality and Noncompetition Agreement"), substantially in the form of
 --------------------------------------------
Exhibit 7.16.
------------

          SECTION 7.17 Compliance with Securities Law. The Parent Common Stock to be issued in the Merger shall be issued in material compliance with the Securities Act. Parent shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Parent Common Stock pursuant to this agreement.

                                  ARTICLE VII

                                  CONDITIONS

          SECTION 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of the Company (with the number of shareholders of the Company invoking dissenters' rights limited to that which would permit the merger to proceed, in light of such dissenters, and continue to qualify as both a pooling-of-interests transaction under APB 16 and as a tax deferred reorganization under Section 368 of the Code) under applicable law;

          (b) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (c) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

          (d) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

          (e) all required consents and approvals of third parties to material contracts with the Parent or the Company shall have been obtained and be in effect at the Effective Time; provided, however, that the failure to obtain such consents or approvals shall not be due to the default or delay of the party responsible for obtaining such consents and approvals;

          (f) KPMG LLP, as public accountants for Parent and Subsidiary, shall have delivered a letter, dated the Closing Date, addressed to Parent stating that, in their opinion, the Merger qualifies as a pooling-of-interests transaction under APB 16;

          (g) KPMG LLP, as public accountants for the Company, shall have delivered a letter, dated the Closing Date, addressed to the Company stating that, in their opinion, the Merger qualifies as a pooling-of-interests transaction under APB 16;

          (h) the Company, the Parent, the Representative and the Escrow Agent shall have executed the Escrow Agreement; and

          (i) Warburg Dillon Reed LLC shall issue a letter or opinion indicating that loans made by Parent to the Company constitute debt issued on commercially reasonable terms.

          SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and (except to the extent such representation speaks as of an earlier date) on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chief Executive Officer, the President or a Vice President of Parent and of the Chief Executive Officer, the President or a Vice President of Subsidiary, in form and substance reasonably satisfactory to the Company, to that effect;

          (b) the Company shall have received an opinion from Ballard Spahr Andrews & Ingersoll LLP, special counsel to Parent and Subsidiary, dated the Closing Date, reasonably satisfactory to the Company setting forth the matters set forth in Exhibit 8.2(b);
             --------------

          (c) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute a Parent Material Adverse Effect;

          (d) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Company of the Merger; and

          (e) Parent and Subsidiary shall have signed a certificate in substantially the form attached hereto as Exhibit 8.2(e) concerning certain
                                          --------------
factual matters relating to the qualification of the Merger as a tax deferred reorganization under the provisions of Section 368 of the Code.

          SECTION 8.3 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and (except to the extent such representation speaks as of an earlier date) as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the Chief Executive Officer, President or a Vice President of the Company in form and substance reasonably satisfactory to Parent, to that effect;

          (b) Parent shall have received an opinion from Fenwick & West LLP, special counsel to the Company, effective as of the Closing Date, reasonably satisfactory to Parent setting forth the matters set forth in Exhibit 8.3(b);
                                                              --------------

          (c) there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute a Company Material Adverse Effect;

          (d) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger;

          (e) the ASR 135 Agreements described in Section 7.3 and the Confidentiality and Noncompetition Agreements described in Section 7.16 shall have been executed by the appropriate parties and delivered to Parent;

          (f) all of the Series A Preferred Stock and Series B Preferred Stock, as set forth on Schedule 5.2(a), shall have been converted to Company Common
                ----------------
Stock in a manner consistent with APB

16 requirements for treatment as a pooling of interests and except for the Company Common Stock, the Company Options and the Company Warrants, as set forth on Schedule 5.2(b), there shall be no shares of preferred stock or other capital
   ---------------
stock or rights to acquire capital stock of the Company issued or outstanding or owned by the Company or any of its subsidiaries;

          (g) Parent shall have received the written resignations, effective as of Closing, of each director and officer of the Company and its subsidiaries listed on Schedule 8.3(g) at least five days prior to Closing;
          ----------------

          (h) each of the Company Shareholders, except for Yong Hong (Jenny) Zhang, receiving shares of Parent Common Stock pursuant to the Private Placement shall have executed an investor questionnaire and representation agreement in substantially the form set forth as Exhibit 8.3(i) with such changes as are
                                    --------------
mutually acceptable to the parties (the "Shareholder Questionnaire and
                                         -----------------------------
Agreement") and the information provided to Parent in connection with such
---------
documents shall indicate, in the opinion of counsel to Parent, that the issuance of Parent Common Stock to the Company Shareholders pursuant to this Agreement without registration will comply with state and federal securities laws;

          (i) each of the Company Shareholders receiving shares of Parent Common Stock pursuant to the Regulation S Offering shall have executed the Shareholder Questionnaire and Agreement in substantially the form set forth as Exhibit
                                                                   -------
8.3(i) and the information provided to Parent in connection with such documents
------
shall indicate, in the opinion of counsel to Parent, that the issuance of Parent Common Stock to the Company Shareholders pursuant to this Agreement without registration will comply with state and federal securities laws;

          (j) each person who becomes a holder of Company Common Stock (each, a "Subsequent Holder") after the date of this Agreement, but prior to the
 -----------------
Effective Time, shall have executed the Shareholder Questionnaire and Agreement in substantially the form set forth as Exhibit 8.3(i) and the information
                                       --------------
provided to Parent in connection with such documents shall indicate, in the opinion of counsel to Parent, that the issuance of Parent Common Stock to the Company Shareholders and each and all of such Subsequent Holders pursuant to this Agreement without registration will comply with state and federal securities laws;

          (k) the Company shall have executed a release or settlement agreement satisfactory to Parent with each of (i) Ed Feghali and (ii) Harmonic, Inc.;

          (l) each holder of a Company Warrant shall have executed a written consent to the conversion of all of the Company Warrants held by such holder into warrants to acquire Parent Common Stock in accordance with the terms of
Section 3.2;

          (m) Krzysztof Pradzynski and Guy Sucharczuk each shall have executed a release satisfactory to Parent with respect to the 1:1 stock option conversion ratio in their respective employee agreement; and

          (n) Company shall have signed a certificate in substantially the form attached hereto as Exhibit 8.3(m) concerning certain factual matters relating to
                   --------------
the qualification of the Merger as a tax deferred reorganization under the provisions of Section 368 of the Code.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.1 Termination. This Agreement may be terminated by the mutual consent of the parties or at any time prior to the Closing Date, as follows:

          (a) The Company shall have the right to terminate this Agreement:

              (i) if the Merger is not completed by November 30, 1999 other than on account of delay or default on the part of the Company;

              (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its five percent shareholders or any of their affiliates or associates;

              (iii) if the Parent (A) fails to perform any of its covenants in this Agreement, and (B) does not cure such default within 30 days after written notice of such default is given to Parent by the Company;

              (iv) if Parent shall have breached any covenant hereunder, or failed to perform any of its obligations hereunder, or any representation or warranty of Parent shall be untrue, such that, in any such case any of the conditions set forth in Section 8.2 could not be satisfied on or before November 30, 1999.

          (b) Parent shall have the right to terminate this Agreement:

              (i) if the Merger is not completed by November 30, 1999 other than on account of delay or default on the part of Parent;

              (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or Subsidiary or any of its five percent shareholders or any of their affiliates or associates;

              (iii) if the Company (A) fails to perform any of its covenants in this Agreement, and (B) does not cure such default within 30 days after written notice of such default is given to the Company by Parent;

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

               (iv) if the Company shall have breached any covenant hereunder, or failed to perform any of its obligations hereunder, or any representation or warranty of Company shall be untrue, such that, in any such case any of the conditions set forth in Section 8.3 could not be satisfied on or before November 30, 1999.

          SECTION 9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except those obligations set forth in Section 6.5, Section 7.1, Section 7.4, this Section 9.2, Article X or Article XI, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

          SECTION 9.3 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                             REMEDIES FOR BREACHES

          SECTION 10.1 Survival of Representations and Warranties. All of the representations, warranties and covenants of the Company contained in this Agreement shall survive the Closing even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty, representation or covenant at the time and continue in full force and effect for a period of 12 months thereafter in accordance with the terms of the Escrow Agreement (the "Survival Period") provided that Parent's exclusive remedy for any
 ---------------
misrepresentation or breach of warranty, representation or covenant by the Company after the Closing shall be to pursue Parent's remedies under the Escrow Agreement. Except for claims by the Parent against the Escrow Securities in accordance with the Escrow Agreement, no Company Shareholder will have any liability to Parent under this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS

          SECTION 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or overnight courier, or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Parent or Subsidiary to:

               C-COR.net Corp.
               60 Decibel Road
               State College, PA 16801
               Attention: David A. Woodle
               Facsimile Number: 814-231-4427

          with a copy to:

               Ballard Spahr Andrews & Ingersoll, LLP
               1735 Market Street
               Philadelphia, PA 19103
               Attention: Robert C. Gerlach, Esquire
               Facsimile Number: 215-864-8999

          (b)  If to the Company, to:

               Silicon Valley Communications, Inc.
               3515 Monroe Street
               Santa Clara, CA 95051
               Attention: Mary Fong
               Facsimile Number: 408-737-8900

          with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA 94306
               Attention: Fred M. Greguras, Esquire
               Facsimile Number: 650-494-1417

          SECTION 11.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

          SECTION 11.3 Entire Agreement; Miscellaneous. This Agreement and the Confidentiality Agreement and any other written agreements between the parties dated the date hereof supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter and contain all the covenants and agreements between the parties with respect to the subject matter of this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not included herein, and that no other agreement, statement or promise not contained in this Agreement or referred to herein shall be valid or binding. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and shall bind and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives, subject to the restriction on assignment contained herein.

          SECTION 11.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          SECTION 11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

          SECTION 11.6 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.7 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

          SECTION 11.8 Amendment of Agreement. No amendments or variations of the terms or conditions of this Agreement shall be valid unless made in writing signed by all parties hereto.

          SECTION 11.9 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          SECTION 11.10 Assignment. The parties hereto may not assign any of their rights or obligations hereunder without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, provided that in the case of any assignment or transfer under the terms of this Section 11.10, this Agreement shall be binding upon and inure to the benefit of the successor, and the successor shall discharge and perform all of the obligations of Parent under this Agreement and such assignment or transfer shall not act as a release of the obligation of Parent hereunder.

          SECTION 11.11 Gender and Number. All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.

          SECTION 11.12 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                C-COR.net CORP.


                                By:    /s/ David A. Woodle
                                       ----------------------------------------
                                Name:  David A. Woodle
                                Title: President & CEO



                                C-COR.net ACQUISITION CORP.


                                By:    /s/ David A. Woodle
                                       ----------------------------------------
                                Name:  David A. Woodle
                                Title: President & CEO



                                SILICON VALLEY COMMUNICATIONS, INC.


                                By:    /s/ Mary Mei-Li Fong
                                       ----------------------------------------
                                Name:  Mary Mei-Li Fong
                                Title: Chairperson & SEO